CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Municipal Trust

We consent to the use of our reports:

     Dated May 2, 1997 for Evergreen Massachusetts Tax Free Fund, a series of Evergreen State Tax Free Fund;

     Dated May 2, 1997 for Evergreen New York Tax Free Fund, a series of Evergreen State Tax Free Fund;

     Dated May 2, 1997 for Evergreen Pennsylvania Tax Free Fund, a series of Evergreen State Tax Free Fund;

    Dated May 2, 1997 for Evergreen California Tax Free Fund, a series of Evergreen State Tax Free Fund - II;

     Dated May 2, 1997 for Evergreen Missouri Tax Free Fund, a series of Evergreen State Tax Free Fund - II;

     Dated October 16, 1996 for Evergreen Georgia Municipal Bond Fund, a series of Evergreen Investment Trust;

     Dated October 16, 1996 for Evergreen North Carolina Municipal Bond Fund, a series of Evergreen Investment Trust;

     Dated October 16, 1996 for Evergreen South Carolina Municipal Bond Fund, a series of Evergreen Investment Trust; and

     Dated October 16, 1996 for Evergreen Virginia Municipal Bond Fund, a series of Evergreen Investment Trust, incorporated by reference herein.


                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP

Boston, Massachusetts
December 18, 1997